UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2023

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39480	84-4373308
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Macquesten Parkway

Mount Vernon, NY 10550

(Address of principal executive offices) (Zip Code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC
10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	AUVIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

On January 25, 2023, Applied UV, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and an amendment thereof, each dated January 25, 2023 with Streeterville Capital, LLC (the “Investor”), pursuant to which the Investor agreed to purchase the Company’s unsecured Redeemable Promissory Note dated January 25, 2023, in the original principal amount of $2,807,500 (the “Note”) at a purchase price of $2,500,000. The Securities Purchase Agreement also contains a “most favored nation” under which the Company agreed that so long as any amount remains outstanding under the Note, upon any issuance by Company of any debt or convertible security with any term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Investor, then Company shall notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the transaction documents related to the Note for the benefit of Investor.

The Note matures eighteen (18) months from its issuance date of January 25, 2023 and bears interest at 8% per annum on the outstanding principal balance of the Note, except no interest accrues on any amount attributable to the monitoring fee referred to below. The original principal balance of the Note consists of the purchase price of $2,500,000, an original discount of $237,000, a monitoring fee of $50,000 and a transaction fee of $20,000. Beginning on July 25, 2023, the Investor shall have the right in any month to cause the Company to redeem up to $247,500 of the principal amount of the Note in such month. The Company may elect, in its sole discretion, to redeem such portions of the Note in cash or in its common stock or in any combination thereof. If redemptions are made by the Company with its common stock, such stock will be valued at 87.5% of the Nasdaq Minimum Price. The Company may not redeem the Note with its common stock if at the time of such redemption there is an Equity Condition Failure. It is the intention of the Company to make all Note redemption payments in cash and not in stock. All cash redemptions will be subject to a ten percent (10%) redemption premium.

“Nasdaq Minimum Price” means the lower of: (i) the closing price of the Company’s common stock on the trading day immediately preceding the date the value of the Company’s common stock is measured; or (ii) the average closing price of the Company’s common stock for the five (5) trading days immediately preceding the date the value of the Company’s common stock is measured.

“Equity Conditions Failure” means that any of the following conditions has not been satisfied on any given Redemption Date: (a) with respect to the applicable date of determination, all of the shares being used to redeem the Note would be freely tradable pursuant to an effective registration statement, under Rule 144 or without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of this Note); (b) the applicable Redemption Shares would be eligible for immediate resale by the Investor; (c) no trigger event/event of default (as further described in the Note) shall have occurred or be continuing under the Note; (d) the average and median daily dollar trading volume of the Company’s common stock on its principal market for the previous twenty (20) trading days is greater than $300,000.00; (e) the average closing bid price for the previous twenty (20) trading days is greater than or equal to $0.10; and (f) with respect to the applicable date of determination, the Company’s common stock is trading on Nasdaq or NYSE.

The Company may elect to prepay all or any portion of the outstanding balance on the Note on or before the date that is one hundred five (105) days from the issuance date without penalty. If the Company prepays all or any portion of the outstanding balance on the Note on or after the date that is one hundred five (105) days from the issuance date, it shall pay to Investor 110% of the portion of the outstanding balance of the Note the Company elects to prepay; provided however, if the Company repays the Note in full on the October 7, 2023, no prepayment premium shall be due. If the Note is repaid in full within twenty-one (21) days of the issuance date, then the OID will be reduced to $125,000.00 immediately prior to repayment.

If prior to the July 25, 2024 all redemption amounts on the Note are paid with the Company’s common stock, then each time after the July 25, 2024 that the Company makes a redemption with its common stock, $8,333.33 of the monitoring fee will be deducted from the outstanding balance of the Note (not to exceed $50,000.00).

The following are trigger events under this Note (each, a “Trigger Event”): (a) the Company fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over the Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) the Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) the Company makes a general assignment for the benefit of creditors; (e) the Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against the Company; (g) the occurrence of a fundamental transaction as described in the Note without the Investor’s prior written consent; (h) the Company fails to timely establish and maintain the requires com stock share reserve; (i) any money judgment, writ or similar process is entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $250,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by the Investor; (j) the Company fails to be DWAC eligible; (k) the Company or any subsidiary of the Company, breaches any covenant or other term or condition contained in any Other Agreements in any material respect; (l) the Company fails to observe or perform covenants set forth in Section 4 of the Securities Purchase Agreement; (m) the Company fails to deliver any redemption shares of common stock in accordance with the terms of the Note; (n) the Company defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of the Company contained herein or in any other Transaction Document (as defined in the Securities Purchase Agreement) in any material respect, other than those specifically set forth in this Section 4.1 and Section 4 of the Securities Purchase Agreement; (o) any representation, warranty or other statement made or furnished by or on behalf of the Company to the Investor herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; or (p) the Company effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to the Investor.

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At any time following the occurrence of any Trigger Event, the Investor, at its option, increase the outstanding balance of the Note by applying the Trigger Effect (subject to the limitation set forth below).

“Trigger Effect” means multiplying the outstanding balance of the Note as of the date the applicable Trigger Event occurred by (a) fifteen percent (15%) for each occurrence of any Major Trigger Event, or (b) five percent (5%) for each occurrence of any Minor Trigger Event, and then adding the resulting product to the outstanding balance of the Note as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the outstanding balance under the Note as of the date the applicable Trigger Event occurred; provided that the Trigger Effect may only be applied three (3) times hereunder with respect to Major Trigger Events and three (3) times hereunder with respect to Minor Trigger Events; and provided further that the Trigger Effect shall not apply to any Trigger Event pursuant to clause (m) of the definition of Trigger Event.

“Major Trigger Event” means any Trigger Event occurring under clauses (a) - (l) of the definition of Trigger Event.

“Minor Trigger Event” means any Trigger Event that is not a Major Trigger Event.

At any time following the occurrence of a Trigger Event, (i) the Investor may, at its option, send written notice to the Company demanding that the Company cure the Trigger Event within five (5) trading days. If the Company fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”) and (ii) Investor will have the right to convert all or any portion of the outstanding balance of the Note into the Company’s common stock at the common stock redemption price.

At any time and from time to time following the occurrence of any Event of Default, the Investor may accelerate this Note by written notice to the Company, with the outstanding balance of the Note becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (b) – (f) of Section 4.1, an Event of Default will be deemed to have occurred and the outstanding balance of the Note as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by the Investor for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by the Investor to the Company, interest shall accrue on the outstanding balance of the Note beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Securities Purchase Agreement and the Note, copies of which is attached hereto as Exhibit 10.1 and 10.2, respectively and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated October 7, 2022
10.2	Amendment to Securities Purchase Agreement dated January 25, 2023
10.3	Note dated October 7, 2022 in the principal amount of $2,807,500
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED UV, INC.

Date: January 31, 2023	By:	/s/ Mike Riccio
	Name:	Mike Riccio
	Title:	Chief Financial Officer

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